Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-11237 of General Growth Properties, Inc. on Form S-8 of our report dated June 29, 2005, appearing in this Annual Report on Form 11-K of the General Growth Management Savings and Employee Stock Ownership Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

June 29, 2005